UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 13, 2015

Stockbridge/SBE Investment Company, LLC

(Exact name of registrant as specified in its charter)

Delaware	000-55258	45-5141749
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2535 Las Vegas Boulevard South

Las Vegas, Nevada 89109

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 761-7703

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2015, the Executive Committee of Stockbridge/SBE Voteco Company, LLC, appointed Michael Morgan as Chief Financial Officer of Stockbridge/SBE Investment Company, LLC (the “Company”), and will serve in such capacity for the SLS Las Vegas Hotel and Casino (“SLS Las Vegas”), which is indirectly owned by the Company. As of the same date, the Company also accepted the resignation of Gabriel Frumusanu, Vice President of Finance for the Company and SLS Las Vegas. The effective date of Mr. Frumusanu’s resignation is August 1, 2015.

Mr. Morgan, age 58, most recently served as the Senior Vice President of Finance and Accounting for Baja Mar, a large hotel and casino development in the Bahamas, from May 2014 to June 2015, where he was responsible for business planning and administrative functions, including finance, accounting, cage and credit. Prior to his position with Baja Mar, Mr. Morgan served as the Chief Financial Officer and Chief Information Officer for Desert Diamond Casinos, a tribal resort and casino located in Tucson, Arizona from March 2009 to May 2014, where he oversaw accounting, finance, cage operations, purchasing and information technology.

On May 30, 2015, SB Gaming, LLC (“SB Gaming”), a wholly-owned subsidiary of Stockbridge/SBE Holdings, LLC, which is a wholly-owned subsidiary of the Company, and SBEHG Las Vegas I, LLC (together with SB Gaming, the “Employer”) entered into an employment agreement with Mr. Morgan (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Morgan will serve as the Chief Financial Officer of SLS Las Vegas. The term of the Employment Agreement commences on July 13, 2015 and will continue through July 20, 2018, subject to automatic one-year extensions under certain circumstances.

Mr. Morgan will be entitled to an annual base salary, an annual incentive bonus award and other benefits as described in the Employment Agreement. Mr. Morgan will also be subject to certain restrictive covenants upon the termination of employment.

Mr. Morgan does not have any family relationships with any of the directors and executive officers of the Company. There are no transactions that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing summary of the Employment Agreement does not purport to be complete and is subject to and qualified in its entirety by the full text of such agreement, which is attached as Exhibit 10.20 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NO.	DESCRIPTION

10.20	Employment Agreement, between the Employer and Michael Morgan, effective May 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stockbridge/SBE Investment Company, LLC

Dated: July 14, 2015	/s/ Terrence E. Fancher

	Name:	Terrence E. Fancher

	Title:	Chief Executive Officer
(Principal Executive Officer)